                                  EXHIBIT 5(a)

                               FORM OF APPLICATION

                         Product: Transamerica Preferred Advantage
                         Variable Annuity Application
[LOGO]                   Overnight Address: 4333 Edgewood Rd NE, Cedar Rapids, IA 52499
Transamerica             Service Office Address: P. O. Box 3183, Cedar Rapids, IA 52406-3183
LIFE INSURANCE COMPANY   1-800-525-6205

  Annuity Contract Information

Initial Premium    $______________________

Source of Funds:
    [_] Initial    [_] Qual. Transfer    [_] Qual. Rollover   [_] 1035

Type of Plan:
[_] Non-Qualified
[_] Qualified
    [_] IRA        [_] SEP        [_] Roth IRA

     Tax year for which IRA contribution is being made:_______________________
    [_] 403(b) TSA      [_] 401(k)   [_] 401(a)   [_]  Other

  Owner Information       (If no Annuitant is specified, the Owner will be the
                          Annuitant.)
If a trust is named as the Owner or Beneficiary, please provide the Trustee Certification Form.

First Name:___________________________________________________________________

Last Name:____________________________________________________________________

Address:______________________________________________________________________

City, State:__________________________________________________________________

Zip: ____________   Telephone:________________________________________________

Date of Birth:_______________________  [_] Female    [_] Male

SS#/TIN:______________________________________________________________________

E-mail Address:_______________________________________________________________
               (optional)

  Joint Owner(s)

First Name:___________________________________________________________________

Last Name:____________________________________________________________________

Address:______________________________________________________________________

City, State:__________________________________________________________________

Zip:______________  Telephone:________________________________________________

Date of Birth:______________________   [_] Female    [_] Male

SS#/TIN:______________________________________________________________________

  Annuitant         Complete only if different from Owner.

First Name:___________________________________________________________________

Last Name:____________________________________________________________________

Address:______________________________________________________________________

City, State:__________________________________________________________________

Zip:______________  Telephone:________________________________________________

Date of Birth:______________________   [_] Female    [_] Male

SS#/TIN:______________________________________________________________________

  Beneficiary(ies) Designation

Name:____________________________  _____________   [_] Primary

Relationship:____________________  ____  _______ % [_] Contingent

Name:____________________________  _____________   [_] Primary

Relationship:____________________  ____  _______ % [_] Contingent

Name:____________________________  _____________   [_] Primary

Relationship:____________________  ____  _______ % [_] Contingent

Name:____________________________  _____________   [_] Primary

Relationship:____________________  ____  _______ % [_] Contingent

Name:____________________________  _____________   [_] Primary

Relationship:____________________  ____  _______ % [_] Contingent

  Benefit Selections

Guaranteed Income Benefit:
Managed Annuity Program (MAP)(Not available in MN)
[_] Yes
[_] No

Guaranteed Death Benefits:
Once the Death Benefit is selected your selection cannot be changed after the policy has been issued. If no option is selected, "Return of Premium" option will apply.

[_] Return of Premium Death Benefit
[_] Annual Step-Up Death Benefit
[_] Enhanced Death Benefit

In addition you may choose one of the following benefits:
(Not available in WA)

[_] Beneficiary Earnings  OR  [_] Beneficiary Earnings
    Enhancement (BEE)             Enhancement - EXTRA
                                  (BEE-Extra)
                                  [_] 50%  [_] 75%

  Additional Programs

Liquidity Feature

[_] Yes
[_] No



RBKVA-APP 11/01

Portfolio Investment Strategy

     [_] Lump Sum Investment Program
         I elect to allocate 100% of my lump sum contribution directly into the sub-accounts according to the percentages listed in the Lump Sum Allocation Column.

     [_] Dollar Cost Averaging (DCA) Program I elect to allocate 100% of my contribution into the DCA program as defined in the DCA Allocation Column.

     [_] Combined Lump Sum/DCA Program
         I elect to allocate as follows: (must total 100% of contribution) __________% as a lump sum contribution as indicated in the Lump Sum Allocation Column.
         __________% in the DCA program as defined by the DCA Allocation Column.

DCA Instruction Section:

 Enhanced DCA Program                       Standard DCA Program                Frequency for Standard DCA Program:
 Transfer From:                             Transfer From:                      Monthly  [_] 6 Mo. [_] 12 Mo. [_] Other:
 --------------                             --------------                      Quarterly [_] 4 Qtr. [_] Other:
 [_] 6 Month Enhanced Fixed DCA Account     [_] Standard Fixed DCA Account
 [_] 12 Month Enhanced Fixed DCA Account    [_] Money Market Sub-account

 The DCA Allocation Column in the Portfolio Allocation section below must be completed when a DCA Program is elected. There is a $500 minimum transfer amount for the DCA Program.

[_] Guaranteed Principal Plus Program

 Transfer interest only from: [_] 1 Yr. Guaranteed         [_] 3 Yr. Guaranteed
                                  Fixed Account                Fixed Account

                              [_] 5 Yr. Guaranteed         [_] 7 Yr. Guaranteed
                                  Fixed Account                Fixed Account

                              Frequency:
                              [_] Annually                 [_] Semi-Annually

Guaranteed Principal Plus Program available when 100% of your contributions is invested in the fixed accounts listed above. Please indicate your interest transfer allocation in the Lump Sum Allocation Column below. If other interest only transfer programs are preferred, please complete the Optional Service Form.

  Portfolio Allocation

Lump Sum                                                           DCA
Allocation                                                         Allocation

International / Global

____%     Capital Guardian Global*                                 _________%
____%     First American International Portfolio -
          Class IB Shares                                          _________%
____%     Templeton Foreign Securities Fund - Class 2              _________%
Small Cap
____%     Franklin Small Cap Value Securities Fund - Class 2       _________%
____%     Colonial Small Cap Value Fund, Variable Series           _________%
____%     First American Small Cap Growth Portfolio -
          Class IB Shares                                          _________%
____%     Franklin Small Cap Fund - Class 2                        _________%
____%     MFS New Discovery Series - Service Class                 _________%
Mid Cap
____%     Mutual Shares Securities Fund - Class 2                  _________%
____%     Liberty Select Value Fund, Variable Series               _________%
____%     Federated Growth & Income                                _________%
____%     AIM V.I. Mid Cap Core Equity Fund - Series II            _________%
____%     Franklin Rising Dividends Securities Fund - Class 2      _________%
____%     First American Mid Cap Growth Portfolio -
          Class IB Shares                                          _________%
____%     Van Kampen Emerging Growth                               _________%
____%     AIM V.I. Capital Appreciation Fund - Series II           _________%
Large Cap Growth
____%     Putnam VT Health Sciences Fund - Class IB Shares         _________%
____%     First American Technology Portfolio - Class IB Shares    _________%
____%     First American Large Cap Growth Portfolio -
          Class IB Shares                                          _________%
____%     MFS Emerging Growth Series - Service Class               _________%
____%     MFS Research Series - Service Class                      _________%
____%     AIM V.I. Growth Fund - Series II                         _________%
Large Cap Blend
____%     AIM V.I. Premier Equity Fund - Series II                 _________%
____%     Transamerica Equity                                      _________%
____%     Capital Guardian U.S. Equity*                            _________%
Large Cap Value
____%     Capital Guardian Value*                                  _________%
____%     First American Equity Income Portfolio -
          Class IB Shares                                          _________%
____%     MFS Utilities Series - Service Class                     _________%
____%     Putnam VT Growth and Income Fund - Class IB Shares       _________%
____%     Putnam VT New Value Fund - Class IB Shares               _________%
____%     Putnam VT The George Putnam Fund of Boston -
          Class IB Shares                                          _________
Income
____%     MFS High Yield                                           _________%
____%     First American Corporate Bond Portfolio -
          Class IB Shares                                          _________%
____%     Putnam VT Diversified Income Fund -
          Class IB Shares                                          _________%
____%     AIM V.I. Government Securities Fund - Series II          _________%
Cash
____%     Van Kampen Money Market                                  _________%
____%     1 Year Guaranteed Fixed Account                              N/A  %
                                                                   ---------
____%     3 Year Guaranteed Fixed Account                              N/A  %
                                                                   ---------
____%     5 Year Guaranteed Fixed Account                              N/A  %
                                                                   ---------
____%     7 Year Guaranteed Fixed Account                              N/A  %
                                                                   ---------
100 %                                                                 100   %
----                                                               ---------
Total for Lump                                                     Total for DCA
Sum Allocation                                                     Allocation

         *These funds will become available on or about August 1, 2002.


RBKVA-APP 11/01(2)

   Automatic Portfolio Rebalancing

I elect to rebalance the variable accounts according to your Portfolio Allocation automatically, indicate how often by selecting the frequency below (Not available with DCA). If you would like to rebalance to a mix other than the indicated Lump Sum Portfolio Allocation, please complete the Optional Services Form.
[_] Quarterly   [_] Semi-Annually       [_] Annually

  Telephone Transfer Authorization

Please complete this section to authorize you and/or your Registered Representative to make transfer requests via our recorded telephone line. (Check one selection only):
[_] Owner(s) only       [_] Owner(s) and Owner's Registered Representative

Signature(s) of Authorization Acceptance

     . Unless I have notified the Company of a community or marital property interest in this policy, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

     . To the best of my knowledge and belief, my answers to the questions on this application are correct and true.

     .   I am in receipt of a current prospectus for this annuity.

     . This application is subject to acceptance by the Insurance Company. If this application is rejected for any reason, the Insurance Company will be liable only for return of premiums paid.

[_] Check here if you want to be sent a copy of "Statement of Additional
    Information".


Will this annuity replace or change any existing annuity or life insurance?
         [_] No [_] Yes    (If yes, complete the following.)

Company:___________________________________________

Policy No.:________________________________________

I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE SUITABLE FOR MY NEEDS.

For applicants in the following states:

 CO, HI, IA, LA, MD, MS, MT, NH, OR or VT:

Do you have any existing policies or contracts?

 [_] No         [_] Yes

(If Yes, you must complete and submit with the application the "Important Notice Replacement of Life Insurance or Annuities.")

Did the agent/registered representative present and leave the applicant insurer-approved sales material?

 [_] No         [_] Yes

Account values when allocated to any of the Variable Options are not guaranteed as to fixed dollar amount.

Signed at: ________________________________________

              City                    State          Date


Owner(s) Signature: _______________________________

Joint Owner(s) Signature: _________________________

Annuitant Signature: (if not Owner) _______________

  Agent Information

Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

 [_] No         [_] Yes (If Yes, complete any state replacement requirements.)

I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY
COVERAGE AND FIND THIS COVERAGE IS SUITABLE FOR HIS/HER NEEDS.


Registered Rep/Licensed Agent Name:


Please print First Name:__________________________________

Please print Last Name:__________________________________

Signature:____________________________________________

Rep Phone # ___________________________________________

SS# / TIN: ___________________________________________


Registered Rep/Licensed Agent Email Address (optional):


 _______________________________________________

Florida Agent License No.:___________________________________

Firm Name: __________________________________________


Firm Address:_________________________________________



For Registered Representative Use Only - Contact your home office for program information.

      [_] Option A [_] Option B [_] Option C        [_] Option D

(Once selected, program cannot be changed)



Special Remarks: ______________________________________

                 ______________________________________

                 ______________________________________

                 ______________________________________

                 ______________________________________

  For applicants in Florida

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

  For applicants in Maine

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

  For applicants in Virginia

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

This plan is intended to qualify under the Internal Revenue Code for tax favored status. Language contained in this policy referring to Federal tax statutes or rules is informational and instructional and this language is not subject to approval for delivery. Your qualifying status is the controlling factor as to whether your funds will receive tax favored treatment rather than the insurance contract. Please ask your tax advisor if you have any questions as to whether or not you qualify.

  For applicants in New Jersey

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

  For applicants in Arkansas, New Mexico and Pennsylvania

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects a person to criminal and civil penalties.

  For applicants in Kentucky, Ohio and Oklahoma

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

  For applicants in Louisiana

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

  For applicants in Colorado

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, and denial of insurance, and civil damages. Any insurance company or agent or an insurance company who knowingly provides false, incomplete, or misleading facts or information to the policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

  For applicants in Tennessee and Washington D.C.

It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

  For applicants in Arizona

Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for some reason you are not satisfied with the contract, you may return it within twenty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

Annuity Commencement Date:__________________________
Recommended annuitant age 70 1/2 for qualified and annuitant age 85 for nonqualified. Annuity Commencement Date cannot be later than the Annuitant's 98th birthday.


For applicants in all states except Connecticut, New Jersey, Pennsylvania, Vermont, Virginia and Washington


When funds are allocated to Fixed Options Guarantee Periods, policy values under policy may increase or decrease in accordance with Excess Interest Adjustment prior to the end of Guaranteed Period.



RBKVA-APP 11/01